Prospectus Supplement (Sales Report) No. 3 dated November 4, 2008 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 357595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357595	$4,200	$4,200	10.51%	1.00%	October 31, 2008	November 4, 2011	November 4, 2012	$725

                This series of Notes was issued upon closing and funding of member loan 357595. Member loan 357595 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,750 / month
Current employer:	medicab of rochester	Debt-to-income ratio:	10.59%
Length of employment:	50 years	Location:	ROCHESTER, NY

Home town:	ROCHESTER,NY
Current & past employers:	medicab of rochester
Education:

This borrower member posted the following loan description, which has not been verified:

personal loan for paying of a card. Need a lower interest rate lower than 21%

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,014.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 357973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
357973	$10,000	$10,000	13.36%	1.00%	October 31, 2008	October 30, 2011	October 30, 2012	$4,075

                This series of Notes was issued upon closing and funding of member loan 357973. Member loan 357973 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Regal Pest Management	Debt-to-income ratio:	1.73%
Length of employment:	4 years	Location:	DOBBS FERRY, NY

Home town:	Dobbs Ferry
Current & past employers:	Regal Pest Management, Westex Pest Management
Education:

This borrower member posted the following loan description, which has not been verified:

Personal Loan

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	80
Revolving Credit Balance:	$3,153.00	Public Records On File:	0
Revolving Line Utilization:	30.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please list your monthly budget?	My monthly buget is: Payment to Credit cards totaling $95-100. Household $600.00 No other payments. I bring home $569.97 a week. Mike Knecht

Member Payment Dependent Notes Series 358545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358545	$25,000	$25,000	14.62%	1.00%	October 29, 2008	October 30, 2011	October 30, 2012	$17,225

                This series of Notes was issued upon closing and funding of member loan 358545. Member loan 358545 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$13,333 / month
Current employer:	Shea Homes	Debt-to-income ratio:	9.04%
Length of employment:	15 years 6 months	Location:	irvine, CA

Home town:	pasadena
Current & past employers:	Shea Homes
Education:	University of California-Berkeley (Cal UC Berkeley)

This borrower member posted the following loan description, which has not been verified:

I need to consolidate 3 cards over $20,000

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	24	Months Since Last Delinquency:	10
Revolving Credit Balance:	$9,925.00	Public Records On File:	0
Revolving Line Utilization:	45.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving balance says $9,925.00 and you are asking for $25,000. why the difference?	it was a month ago, but now it's $23,000

Member Payment Dependent Notes Series 358557

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358557	$18,000	$18,000	12.09%	1.00%	October 29, 2008	October 30, 2011	October 30, 2012	$12,100

                This series of Notes was issued upon closing and funding of member loan 358557. Member loan 358557 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,583 / month
Current employer:	Data Systems International	Debt-to-income ratio:	19.22%
Length of employment:	11 years 6 months	Location:	Overland Park, KS

Home town:	Kansas City
Current & past employers:	Data Systems International
Education:	Brown Mackie College-Kansas City

This borrower member posted the following loan description, which has not been verified:

After the turmoil in the economy and seeing the banks get rich off interest, I have decided to give my interest back to the community.

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	47
Revolving Credit Balance:	$22,897.00	Public Records On File:	1
Revolving Line Utilization:	64.50%	Months Since Last Record:	118
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please detail your credit debt, interest rates, and monthly payment. Is all of this loan going to those debts, or something else as well?	Thank you for your question. I actually have the one big credit card with a balance of $17,800 @ 6.99% interest. I have some other credit cards but they have zero balance on them. Even though this loan would be a higher interest rate, I am fine with that it would get me out of the credit card market and pay the interest back to the community instead of them.

Member Payment Dependent Notes Series 358566

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358566	$6,950	$6,950	13.67%	1.00%	October 30, 2008	October 30, 2011	October 30, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 358566. Member loan 358566 was requested on October 16, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,567 / month
Current employer:	Superior Energy Services	Debt-to-income ratio:	11.16%
Length of employment:	25 years	Location:	Welsh, LA

Home town:	Jennings
Current & past employers:	Superior Energy Services
Education:

This borrower member posted the following loan description, which has not been verified:

I am using this loan to consolidate all of the balances from multiple credit cards for debt that was built up during the last two encounters with the Gulf Coast Hurricanes. I would much rather pay one amount each month than deal with the CC companies and multiple payments, varying interest rates and miscellaneous fees. Thank you so much for your help!

A credit bureau reported the following information about this borrower member on October 16, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	47	Months Since Last Delinquency:	14
Revolving Credit Balance:	$31,081.00	Public Records On File:	0
Revolving Line Utilization:	28.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I estimate that you have about $8795 of debt. Why are you asking for only $6,950?	I have funds available to pay clear off my balances but don't want to dig too deep into my savings and other investments at this time. Much easier to consolidate the cards into one payment. Thanks and let me know if you have additional questions.

Member Payment Dependent Notes Series 358615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358615	$20,000	$20,000	11.46%	1.00%	October 30, 2008	October 31, 2011	October 31, 2012	$12,200

                This series of Notes was issued upon closing and funding of member loan 358615. Member loan 358615 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,167 / month
Current employer:	DOPS MAnagement	Debt-to-income ratio:	15.75%
Length of employment:	23 years	Location:	Taunton, MA

Home town:	Brockton
Current & past employers:	DOPS MAnagement
Education:	Johnson & Wales University-Providence

This borrower member posted the following loan description, which has not been verified:

I have completed the build out on an 11,000 sq ft state of the art indoor baseball/softball training academy. We have been open since mid June and are now heading into our busiest season. We are located in New England, so as the weather gets colder, the demand for usage of the facility increases dramatically. I have invested a substantial amount of capital to get the facility up and running, but now am in need of some working capital going into this busy time.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	60	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$106,366.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 358702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358702	$25,000	$25,000	11.14%	1.00%	October 29, 2008	October 31, 2011	October 31, 2012	$14,600

                This series of Notes was issued upon closing and funding of member loan 358702. Member loan 358702 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$8,333 / month
Current employer:	KPMG	Debt-to-income ratio:	5.95%
Length of employment:	2 years	Location:	Washington, DC

Home town:	Silver Spring
Current & past employers:	KPMG
Education:	Drexel University Marymount University

This borrower member posted the following loan description, which has not been verified:

My boyfriend and I own 3 properties amongst us, 1 we live in the other is rented and the 3rd we want to put on the market to sell after we do some additional improvements. Luckily we live in Washington DC so the housing market values have not been effected here as much as other parts of the country but we want to minimize the properties that we own. Banks are not giving out personal loans and we would prefer to not have to take equity out on the properties we are keeping. I have excellent credit and work full time and make over $90K per year. We will pay off this loan as soon as the house is sold. Luckily he put 25% down when we bought it so we will probably make at least $175K in cash once it is sold.

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,752.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358734

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358734	$11,400	$11,400	13.04%	1.00%	October 29, 2008	October 31, 2011	October 31, 2012	$3,900

                This series of Notes was issued upon closing and funding of member loan 358734. Member loan 358734 was requested on October 17, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Self Employed - Ichor Interactive	Debt-to-income ratio:	8.98%
Length of employment:	3 years 7 months	Location:	New Carlisle, OH

Home town:	Kidderminster
Current & past employers:	Self Employed - Ichor Interactive
Education:	University of Plymouth

This borrower member posted the following loan description, which has not been verified:

Hi, well winter is drawing in up here in Ohio and my family and I live in a 100 year old farm house with an Oil furnace. Last years heating bill was bad enough, but this year we're looking at a 33% increase, so in an attempt to 'stick it to the man' we want to purchase and install a wood burning stove, they're highly efficient now and produce very little polution from a renewable resource so we feel we're doing fairly good for the environment too. The rest of the money is to pay off a higher interest credit card and for my application for Citizenship here in the USA. I'm from England, met my now wonderful wife and got married (obviously ;-) ), we now have a great 3 year old boy, but I'm feeling the odd one out in the family being the only alien here *grins*. Anyway, thank you in advance for any help you can give us, I've never missed a payment or bailed on a loan, I take my responsibilities very seriously, I just need a little help to keep my family warm this winter. Best wishes James + family

A credit bureau reported the following information about this borrower member on October 17, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,201.00	Public Records On File:	0
Revolving Line Utilization:	66.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you say more about your business? I went to your website; it looks like it's just the one page...? How successful are you, and do you expect that success to continue? Thanks and good luck.	Hi jmjm, my business is in e-learning software development and I create sites (using Flash, html, javascript, php, mysql etc) for companies like VW, Audi, BMW, Bentley, Skoda, Seat, Citroen, Autoglass and quite a few others. I work with another company that actually writes the scripts and storyboards for the software I develop, and I've been working with them for around 7-8 years now which should give you an idea of how stable my business and therefore income is. We're also relatively sheltered from the recession and in fact one of the biggest clients (VW) has actually been increasing the turnover they've been getting rather than decreasing. As for my website only being one page, it's true that I only have a one page front end, everything else sits behind the scenes and not viewable by the general public, ie clients eyes only I'm afraid. I hope that answers your question, but feel free to follow up and ask me more if you want to. Best wishes James

Member Payment Dependent Notes Series 358778

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358778	$8,000	$8,000	11.78%	1.00%	October 29, 2008	November 1, 2011	November 1, 2012	$2,150

                This series of Notes was issued upon closing and funding of member loan 358778. Member loan 358778 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Midwest Television	Debt-to-income ratio:	9.09%
Length of employment:	1 year 4 months	Location:	San Diego, CA

Home town:
Current & past employers:	Midwest Television, Waterman Broadcasting
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I am looking to consolidate my high interest debt into one low rate loan

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	27
Revolving Credit Balance:	$15,217.00	Public Records On File:	0
Revolving Line Utilization:	58.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list your debtw with the interest rates?	I have a 5k loan at 24.99% that I want to pay off with this money.
Where does the other $3000 go?	The loan has approximately 5200 left on it. After I pay it off I will take the remaining funds and pay off two credit cards. That will consolidate my debt into this potential loan, and one other credit card. Pending funding of this loan, my monthly payments for outstanding credit will be approximately 150.00 less per month than what I am spending now.

Member Payment Dependent Notes Series 358810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358810	$8,000	$8,000	10.51%	1.00%	October 30, 2008	November 1, 2011	November 1, 2012	$3,200

                This series of Notes was issued upon closing and funding of member loan 358810. Member loan 358810 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Fans & Lighting Minnesota LLC	Debt-to-income ratio:	11.41%
Length of employment:	1 year	Location:	Shakopee, MN

Home town:	Minneapolis
Current & past employers:	Fans & Lighting Minnesota LLC, FanMan Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Our Company & It's Products: We are a locally owned family-run retailer, doing business in the Minneapolis/St. Paul area. We specialize in high quality ceiling fans and lighting fixtures. We have a business philosophy of providing the highest degree of value in the products we offer, and an expertise that goes back well over 20 years. Our sales extend to all 50 states thanks to our website www.fanmanlighting.com. We are seeking financing to expand our product offerings in the lighting area, and also to add a brand new category of sales with table and floor lamps. We have a large retail show floor (over 7000 sq. ft.), so it would be easy to incorporate a strong lamp mix into our product offerings. Our current annual revenues exceed $500,000, and we feel expanding our product offerings would be extremely beneficial. My area of expertise is Sales & Marketing, and my partner has a Bachelor of Science Degree in Business Administration from the University of Minnesota, and is in charge of our purchasing. We are in the final month of paying off a $30,000 1-year note, and our only other debt is a SBA loan currently at $146,000.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,193.00	Public Records On File:	0
Revolving Line Utilization:	6.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358826

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358826	$7,000	$7,000	13.04%	1.00%	October 29, 2008	November 1, 2011	November 1, 2012	$3,025

                This series of Notes was issued upon closing and funding of member loan 358826. Member loan 358826 was requested on October 18, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Army National Guard	Debt-to-income ratio:	12.09%
Length of employment:	2 years 1 month	Location:	Portland, OR

Home town:	Ames
Current & past employers:	Army National Guard, Automatic Data Processing Inc., Medical Staffing Network
Education:	Iowa State University

This borrower member posted the following loan description, which has not been verified:

I'm a medic in the Oregon National Guard preparing to deploy to Iraq in a few months. Right now I'm focusing on getting my finances in order. This loan would be for $7,000 to consolidate credit card debt that was acquired before I graduated from Iowa State University.

A credit bureau reported the following information about this borrower member on October 18, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	36
Revolving Credit Balance:	$14,320.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 358905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358905	$15,500	$15,500	12.41%	1.00%	October 29, 2008	November 2, 2011	November 2, 2012	$9,725

                This series of Notes was issued upon closing and funding of member loan 358905. Member loan 358905 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	Patriot National Bank	Debt-to-income ratio:	9.06%
Length of employment:	3 years 3 months	Location:	Ansonia, CT

Home town:	Stamford
Current & past employers:	Patriot National Bank, Hudson United Bankcorp
Education:

This borrower member posted the following loan description, which has not been verified:

Looking to roll 3 credit cards into 1 payment, 1 rate.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,297.00	Public Records On File:	1
Revolving Line Utilization:	77.60%	Months Since Last Record:	77
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Share with us lenders how you are planning to keep your expenses in check, and not get into more CC debt?	Once the cc debt is paid off the accounts will be closed. Currently the expenses are not out of control and i'm managing more than the minimum pmt. The consolidation allows me to pay down sooner rather than later. I do not foresee any major expenses in the near future.

Member Payment Dependent Notes Series 358967

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358967	$10,000	$10,000	12.41%	1.00%	October 29, 2008	November 2, 2011	November 2, 2012	$7,900

                This series of Notes was issued upon closing and funding of member loan 358967. Member loan 358967 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	retired	Debt-to-income ratio:	22.43%
Length of employment:	n/a	Location:	lubbock, TX

Home town:	Beeville
Current & past employers:	retired, U. S. Postal Service
Education:	South Plains College

This borrower member posted the following loan description, which has not been verified:

to pay off a high intrest loan

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	53	Months Since Last Delinquency:	9
Revolving Credit Balance:	$12,792.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 358976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358976	$7,000	$7,000	12.41%	1.00%	October 31, 2008	November 2, 2011	November 2, 2012	$3,100

                This series of Notes was issued upon closing and funding of member loan 358976. Member loan 358976 was requested on October 19, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Tegron	Debt-to-income ratio:	7.88%
Length of employment:	2 years 10 months	Location:	Bedford, TX

Home town:	Waterloo
Current & past employers:	Tegron, Romeo Engineering
Education:	Hawkeye Community College

This borrower member posted the following loan description, which has not been verified:

Loan will be used to pay-off credit cards with high rates. I am a Project Manager/Engineer with a salary over $100k and will have no problem repaying this loan.

A credit bureau reported the following information about this borrower member on October 19, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1983	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	31
Revolving Credit Balance:	$6,410.00	Public Records On File:	0
Revolving Line Utilization:	41.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359168

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359168	$24,000	$24,000	13.67%	1.00%	October 29, 2008	November 3, 2011	November 3, 2012	$16,500

                This series of Notes was issued upon closing and funding of member loan 359168. Member loan 359168 was requested on October 20, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Jolley Urga Wirth Woodbury & Standish	Debt-to-income ratio:	17.68%
Length of employment:	3 years 4 months	Location:	Las Vegas, NV

Home town:	Tucson
Current & past employers:	Jolley Urga Wirth Woodbury & Standish, Bank of America Corp.
Education:	William Boyd School of Law, University Nevada Las Vegas- Undergrad/MBA

This borrower member posted the following loan description, which has not been verified:

I am getting married next month an my and my fiance are paying for the wedding ourselves. We are both just starting out in our careers and dealing with student loan payments. I took out several credit cards to pay the pre-wedding expenses at very high interest rates. I am interested in conslidating my higher interest credit cards and covering the last 5,000 of our wedding. I am really excited about a 36 month term because the end is in sight for payment of our wedding!

A credit bureau reported the following information about this borrower member on October 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,565.00	Public Records On File:	0
Revolving Line Utilization:	89.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359243

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359243	$6,500	$6,500	11.78%	1.00%	November 4, 2008	November 8, 2011	November 8, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 359243. Member loan 359243 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,600 / month
Current employer:	AMERICAN SHEET METAL	Debt-to-income ratio:	2.14%
Length of employment:	32 years	Location:	SANTEE, CA

Home town:	Port Jefferson
Current & past employers:	AMERICAN SHEET METAL
Education:	local154 trade school

This borrower member posted the following loan description, which has not been verified:

home improvement,cabinets ,floors

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,541.00	Public Records On File:	0
Revolving Line Utilization:	96.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359392

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359392	$20,000	$20,000	13.04%	1.00%	October 30, 2008	November 4, 2011	November 4, 2012	$10,300

                This series of Notes was issued upon closing and funding of member loan 359392. Member loan 359392 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Express Consolidation	Debt-to-income ratio:	4.89%
Length of employment:	5 years 10 months	Location:	Delray Beach, FL

Home town:	Mentor
Current & past employers:	Express Consolidation, Cap Gemini America
Education:	Villanova University

This borrower member posted the following loan description, which has not been verified:

I have $40,000 to purchase a $60,000 business. It is an online baby store with excellent Google and Search Engine page rankings. More information is available upon request.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1991	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	65
Revolving Credit Balance:	$26,761.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you provide more information about the store: sales, target customers, website, main products, etc? Thanks and good luck!	Sure thing and thank you! Business Description: Online maternity, infant and baby care products. Summary Description A retail web site should consist of three important components: 1. The site is 100% drop ship, no inventory to keep tract of. 2. The site is optimized, no advertising is required 3. The product is red hot, and very much in demand. This site answers all these points with a very loud "yes it is". It is 100% drop ship, it has 20,000 items, all very much in demand. And most important, the site has been SEO' d (This means the site is optimized so that the search engines bring up the site when the key words are searched for.) The business specializes in infant and baby care items. The market is huge. With the momentum and the addition of 10,000 new items, this site should be grossing $500,000 in the near future. Competition: There are others in the business, but this company offers 20,000 items, which is a wonderful resource for expectant mothers. Website Details The SEO company was contracted to designed the site from the ground up. This company has designed sites that are ranked #1 on Google. Total products have been expanded by over 10,000 products, expanding into the "Maternity" and "Medical" sectors. There is also a maternity learning center and a forum, which is adding members daily. There is currently no paid advertising, all advertising in 100% organic. Expansion Plan Add eBay and Amazon stores within 3 months Add Advertising in pregnancy and parenting magazines within 6 months Add 10,000 more items by January, 2010 Keep overhead costs low, under $500 per month for 2008 Increase affiliate income Increase gross sales to $500,000 by December, 2009
Why are you using lending club instead of a bank?	Lack of available loans due to US financial crisis. The only loan amount I could find was for $50,000 and up which I do not need. Thank you, Sarah
Will this business eventually be your main job?	I plan to stay at my current job, IT Manager, until all loans are paid back. After that I will re-evaluate my situation. Thank you, Sarah

Member Payment Dependent Notes Series 359401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359401	$6,000	$6,000	12.41%	1.00%	October 30, 2008	November 4, 2011	November 4, 2012	$1,825

                This series of Notes was issued upon closing and funding of member loan 359401. Member loan 359401 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	DMS Marketing	Debt-to-income ratio:	17.53%
Length of employment:	2 years 6 months	Location:	San Diego, CA

Home town:	San Francisco
Current & past employers:	DMS Marketing, Homestore
Education:	San Diego State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I need to buy a decent used car and I would prefer to go through the Lending Club as opposed to my bank.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	75
Revolving Credit Balance:	$1,966.00	Public Records On File:	0
Revolving Line Utilization:	93.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
is this bank charging you more?	It was about the same, maybe a little higher. I've had success with LC in the past and find it more convenient. Thanks for considering me as a potential borrower.

Member Payment Dependent Notes Series 359409

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359409	$6,000	$6,000	13.04%	1.00%	November 4, 2008	November 5, 2011	November 5, 2012	$1,950

                This series of Notes was issued upon closing and funding of member loan 359409. Member loan 359409 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,708 / month
Current employer:	Victoria's Secret	Debt-to-income ratio:	24.89%
Length of employment:	4 years 2 months	Location:	MINNEAPOLIS, MN

Home town:
Current & past employers:	Victoria's Secret
Education:	U of MN- Duluth

This borrower member posted the following loan description, which has not been verified:

I just moved. I need to buy furniture and pay off money borrowed for initial deposit on my town home. I would also like to pay off two credit cards.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	15
Revolving Credit Balance:	$3,139.00	Public Records On File:	0
Revolving Line Utilization:	50.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359449

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359449	$2,500	$2,500	10.83%	1.00%	October 29, 2008	November 4, 2011	November 4, 2012	$800

                This series of Notes was issued upon closing and funding of member loan 359449. Member loan 359449 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Concurrent Technologies Corporation	Debt-to-income ratio:	12.36%
Length of employment:	2 years 4 months	Location:	Albany, GA

Home town:	Lincoln
Current & past employers:	Concurrent Technologies Corporation, Albany State University, Phoebe Putney Memorial Hospital
Education:	Macon State College

This borrower member posted the following loan description, which has not been verified:

Vacation

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	31	Months Since Last Delinquency:	12
Revolving Credit Balance:	$257.00	Public Records On File:	0
Revolving Line Utilization:	5.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359462

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359462	$6,000	$6,000	13.36%	1.00%	October 31, 2008	November 4, 2011	November 4, 2012	$1,700

                This series of Notes was issued upon closing and funding of member loan 359462. Member loan 359462 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,958 / month
Current employer:	Electronic Arts	Debt-to-income ratio:	16.24%
Length of employment:	3 years 3 months	Location:	orlando, FL

Home town:	Darien
Current & past employers:	Electronic Arts
Education:	Full Sail Real World Education

This borrower member posted the following loan description, which has not been verified:

My situation goes like this. I rent a room in a condo right now and the landlord is selling the place since she moved to Wisconson. This is a great opportunity for me to purchase my first property at a great price and do my part in rebuilding the horrid real estate market in FL (and the rest of the US). What I need this loan for is to cover my down payment and closing costs. I have no family or friends that have the spare money so I'm looking for this loan. This opportunity is coming at a relatively bad time for me financially because i just took a 2 week trip to europe and left a good bit of my money over there. But it was a GREAT trip! I am a solid borrower and will not miss a payment. I have steady income and save money but I want to jump on this property a.s.a.p. You will also be helping my landlord who is trying to get rid of this property... so that means you'll be helping 2 people for the price of one! What more could a philanthropist like yourself ask for? Thank you for your consideration.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$1,995.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan to disclose this loan on the loan application for your condo?	I'm already preapproved for a loan on the condo. However if the lender would like to know about this loan I would disclose it to them without any concern.
Is this your first property purchase? Does your job have any possibilities of uprooting you in the next few years?	Yes this will be my first property purchase. And I don't think there is much of a chance my job will moving me over the next few years since they just renewed the lease for our building for another 5 years.

Member Payment Dependent Notes Series 359468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359468	$14,400	$14,400	13.67%	1.00%	October 30, 2008	November 4, 2011	November 4, 2012	$6,250

                This series of Notes was issued upon closing and funding of member loan 359468. Member loan 359468 was requested on October 21, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Corcoran State Prison	Debt-to-income ratio:	13.01%
Length of employment:	15 years	Location:	fresno, CA

Home town:	Chihuahua
Current & past employers:	Corcoran State Prison, Calif Dept of Corrections
Education:	Fresno City College

This borrower member posted the following loan description, which has not been verified:

This loan will be used to pay off (4) creditors. 3 are credit cards, 1 is a personnal loan. The credit cards payed off, will be closed if funding is approved.

A credit bureau reported the following information about this borrower member on October 21, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,827.00	Public Records On File:	0
Revolving Line Utilization:	43.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Viva Chihuaha! Can you provide more information on how stable your job is?	The Calif Dept of Corrections has always done any type of cutbacks according to seniority, for example if the State wanted to reduce the hours for officers, it would start with staff that have less than 6 years seniority.
Also, can you tell me how you plan to not accumulate the credit card debt you are paying off again in the future?	The first thing I would do is to close the credit card accounts in writing and submit the "cut up" cards to the institution.The other plan I have is to make a serious effort to start a savings account for unexpected situations. I am looking at a retirement of maybe 10 years, I do not want to carry this credit card debt into retirement.

Member Payment Dependent Notes Series 359540

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359540	$5,500	$5,500	10.20%	1.00%	October 30, 2008	November 5, 2011	November 5, 2012	$650

                This series of Notes was issued upon closing and funding of member loan 359540. Member loan 359540 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$3,833 / month
Current employer:	Rushmore Capital Inc	Debt-to-income ratio:	6.03%
Length of employment:	14 years	Location:	RIDGEFIELD PARK, NJ

Home town:
Current & past employers:	Rushmore Capital Inc, N/A
Education:	N/A

This borrower member posted the following loan description, which has not been verified:

I applied for a personal loan to get a few personal things taken care of.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,442.00	Public Records On File:	0
Revolving Line Utilization:	13.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit card utilization is low - why not just use a balance transfer at a good rate?	I do not want anmore credit cards. I paid them all off and presently only have 1 left and as soon as that card is paid off I will probably get rid of it or hold it for emergencies. With a credit card it is just to easy to get yourself into trouble. I had a couple of personal emergencies come up recently so with the personal loan I can take care of them and pay the loan off.

Member Payment Dependent Notes Series 359543

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359543	$18,000	$18,000	11.78%	1.00%	November 4, 2008	November 5, 2011	November 5, 2012	$12,750

                This series of Notes was issued upon closing and funding of member loan 359543. Member loan 359543 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	City of Southlake	Debt-to-income ratio:	17.43%
Length of employment:	4 years	Location:	Fort Worth, TX

Home town:	DFW
Current & past employers:	City of Southlake, City of Denton
Education:	University of Utah, University of North Texas

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to pay off current credit card debt obtained during my time at the University of North Texas four years ago pursuing my masters degree, so that I could support my young family at the time. My goal is to be debt-free as quickly as possible. My financial situation: I am a good candidate for this loan because while I am able to currently pay my credit cards, I am not making a big enough dent in the actual balances to really make a difference. Using Lending Club, I will be able to pay these down more quickly. Now that I am in a great job making good money my intention is to pay quite a bit more than the minimum every month. It is unlikely it will take me the full balance of time to pay off this loan. I am currently working in local government where I make a decent income for someone my age and I would like to take advantage of this opportunity to pay off the debt I incurred while trying to reach this professional goal. I have no accounts delinquent and have never fell into the red with any of my creditors. I know I would make an excellent investment for LendingClub Investors. Below are the balances of my current cards. I would like to note that all of this debt was on one card a two years ago, but I transferred it to many no-interest/low-interest cards to try and put a bigger dent in the balance. Now many of the promotional APR offers have expired on those cards and the rates have gone way up. 1. Bank of America American Express - $8,272 @ 10% 2. Chase Visa - $2,550 @ 19% 3. Chase Mastercard - $6,300 @ 13% 4. Discover Card - $6,075 @ 15% 5. Citi Bank - $1,237 @ 19% 6. REI Visa - $500 @ 19% Please let me know if you have any other questions.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,046.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359544

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359544	$8,500	$8,500	10.20%	1.00%	October 31, 2008	November 6, 2011	November 6, 2012	$3,550

                This series of Notes was issued upon closing and funding of member loan 359544. Member loan 359544 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	ACE Dental Software	Debt-to-income ratio:	9.15%
Length of employment:	12 years	Location:	MARIETTA, GA

Home town:	Blue Ridge
Current & past employers:	ACE Dental Software, Towne and Country Furniture
Education:	Cleveland State Community College

This borrower member posted the following loan description, which has not been verified:

Consolidating debt is what this loan is being used for. Those debts are: Personal Training School Training Certifications Vehicle repairs Tires Dental Work I have perfect credit and will always do what necessary to keep it that way. It's the way I was raised. You pay the debts you owe. Consolidating my debt will allow me to focus on making additional income through my training, instead of worrying about making multiple payments. I have perfect credit for a reason and I thank you for your investment in me!

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,725.00	Public Records On File:	0
Revolving Line Utilization:	43.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances / interest rates on the debts you are looking to consolidate? Thanks!	ir's are average. i feel more comfortable at this point consolidating. i can easily afford the payment and like i stated before this will allow me to become more focused. as far as balances.. you see the amount being requested. thanks!

Member Payment Dependent Notes Series 359600

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359600	$15,000	$15,000	12.41%	1.00%	October 31, 2008	November 5, 2011	November 5, 2012	$8,625

                This series of Notes was issued upon closing and funding of member loan 359600. Member loan 359600 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$29,167 / month
Current employer:	Fluid Surf II, Inc	Debt-to-income ratio:	5.86%
Length of employment:	1 year 3 months	Location:	San Clemente, CA

Home town:	San Clemente
Current & past employers:	Fluid Surf II, Inc
Education:	Humboldt State University, ITT Technical Institute

This borrower member posted the following loan description, which has not been verified:

We are a small surf shop in San Clemente, Ca fortunate enough to be the only option in an exclusive community. The shop has successfully been in existence for over 6 years, and my wife and I have owned it for over 1 year and 3 months. We would like to obtain a loan to expand the products that we offer to our customers, and to cover certain working expenses until our busy holiday season.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$36,073.00	Public Records On File:	0
Revolving Line Utilization:	72.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 359672

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359672	$10,000	$10,000	10.51%	1.00%	October 31, 2008	November 6, 2011	November 6, 2012	$5,450

                This series of Notes was issued upon closing and funding of member loan 359672. Member loan 359672 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,250 / month
Current employer:	Mass Eye and Ear Infirmary	Debt-to-income ratio:	22.63%
Length of employment:	18 years	Location:	BUZZARDS BAY, MA

Home town:	boston
Current & past employers:	Mass Eye and Ear Infirmary
Education:

This borrower member posted the following loan description, which has not been verified:

eliminate several credit cards at high interest rates

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,655.00	Public Records On File:	0
Revolving Line Utilization:	44.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how did you get into that much debt, and what are you doing to avoid that in the future?	The biggest issue has been the rise of cost of living. My overtime was eliminated and my daily commute costs to work doubled. I am working on addressing my commuting issues and once this has been addressed future debt will be either eliminated or minimized

Member Payment Dependent Notes Series 359689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359689	$10,000	$10,000	11.46%	1.00%	October 31, 2008	November 5, 2011	November 5, 2012	$5,325

                This series of Notes was issued upon closing and funding of member loan 359689. Member loan 359689 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Triton College	Debt-to-income ratio:	19.30%
Length of employment:	2 years 2 months	Location:	Franklin Park, IL

Home town:
Current & past employers:	Triton College
Education:

This borrower member posted the following loan description, which has not been verified:

The loan will be used to consolidate some low amount credit card loans to make it one payment.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,680.00	Public Records On File:	1
Revolving Line Utilization:	25.20%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances / interest rates on the credit cards you are looking to consolidate? Thanks!	personal loan at 13.6% on $4,980, $1,800 on a visa, 12.9%, providian with about $2,000 at 1.99% till Dec 08. I owe my parents about $3,000 that I would like to settle up with them so they have it now since they are older and I would like them to have a clear conscience. So the total may be around 10,000 or a little under or over.

Member Payment Dependent Notes Series 359696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359696	$6,000	$6,000	11.46%	1.00%	October 30, 2008	November 5, 2011	November 5, 2012	$725

                This series of Notes was issued upon closing and funding of member loan 359696. Member loan 359696 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$20,000 / month
Current employer:	Fortis Bank	Debt-to-income ratio:	3.64%
Length of employment:	2 years 3 months	Location:	Long Island City, NY

Home town:	Rochester Hills
Current & past employers:	Fortis Bank, JPMorgan Chase & Co.
Education:	Western Michigan University

This borrower member posted the following loan description, which has not been verified:

I have a very close friend who is going through a divorce (married 2 years - just informed me as I stood up in his wedding) and is unable to access majority of his assets under his circumstance. He also does not have the funds available to get what he needs done properly. He cannot and would not like to put his name or take out any loans on paper during this period of time for several reasons. I am a banker in NYC and its getting close to the end of the year. I would like to / and need to help him, however as it nears the end of each year free cash flow runs tight and credit card balances add up. I will be receiving my YE'2008 bonus within the next 3 months at which point I will be able to repay all credit cards and other debts. He cannot wait for my help until then. I am hoping that this will get funded quickly and I can then lend the money to him under which he will pay myself back under our own agreement as I will have the ability to repay this much easier and sooner. My credit at this time of the year goes down only due to increased debt balances of which get 100% repaid in full at the beginning of every year (for the past 5 years) at which point credit score is restored. My salary and bonus are roughly 50/50% of my income. Even under the circumstances of today's financial market, our team has done extremely well and there is no reason this year will be different than any of the previous years. I figure I could of made up another reason for needing the money, however this is the honest truth and I would like to be able to help him as soon as possible. If I needed to post some collateral -- I could (maybe a watch) Thanks much.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$58,753.00	Public Records On File:	0
Revolving Line Utilization:	94.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359706	$10,000	$10,000	11.46%	1.00%	November 4, 2008	November 5, 2011	November 5, 2012	$7,000

                This series of Notes was issued upon closing and funding of member loan 359706. Member loan 359706 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	Global Basecamps	Debt-to-income ratio:	21.69%
Length of employment:	2 years 6 months	Location:	Encinitas, CA

Home town:
Current & past employers:	Global Basecamps, Pacific Gas & Electric
Education:	University of Virginia (UVA) - Masters of Science, University of Delaware - Bachelor of Science

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used to design and develop a new website and marketing campaign for a new product line for a small travel business. My financial situation: I am a good candidate for this loan because I am currently an owner in a travel company which has a proven sales history and has established ourselves in a very rapidly growing travel niche. We are looking to expand our business through the development of a new website and marketing strategy. Since we have been reinvesting all profits back into the company I currently do not have the capital at hand to launch this new site, which is why I am looking to the Lending Club community to help!

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,462.00	Public Records On File:	0
Revolving Line Utilization:	40.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you share more about your business? website? sales? products? etc	Global Basecamps is an online specialty travel resource for unique and sustainable lodging and tour options for the Independent Traveler. The majority of our sales come from developing fully customized multi-destination ground itineraries for our customers. Responding to a market need for unique yet affordable hotel options we are currently developing Perfect Guesthouse (perfectguesthouse DOT com), which is a collection of beautiful boutique hotels in all of the major tourism hubs of the world at a cost of between $75 - $150 USD per night. Perfect guesthouse will address the demographic of independent travelers who have evolved from staying in ?backpacker? accommodations but are still looking for value. The loan will be used to complete the development of the website (currently there is just a splash page) and to launch a full marketing campaign, which will include Search Engine Optimization, online social marketing and conventional marketing strategies.

Member Payment Dependent Notes Series 359708

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359708	$9,925	$9,925	12.09%	1.00%	October 31, 2008	November 5, 2011	November 5, 2012	$5,500

                This series of Notes was issued upon closing and funding of member loan 359708. Member loan 359708 was requested on October 22, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,792 / month
Current employer:	GTSI	Debt-to-income ratio:	12.92%
Length of employment:	3 years	Location:	Fairfax, VA

Home town:	India
Current & past employers:	GTSI, UNIMIND Software Solutions Inc
Education:	University of Memphis

This borrower member posted the following loan description, which has not been verified:

Hi, This is my first loan through Lending Club. I am buying a land as a Investment and it is coming at a bargain price. I need some 10,000 dollars more for immediate downpayment. My Monthly salary after taxes is 5200 along with my wife earning 3300. So I will pay back the loan in 2/3 months. Frankly most of my money is struck in the Stock Markets.

A credit bureau reported the following information about this borrower member on October 22, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,845.00	Public Records On File:	0
Revolving Line Utilization:	80.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359716	$15,000	$15,000	14.62%	1.00%	November 3, 2008	November 6, 2011	November 6, 2012	$9,025

                This series of Notes was issued upon closing and funding of member loan 359716. Member loan 359716 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,000 / month
Current employer:	American Contract Mfg	Debt-to-income ratio:	11.56%
Length of employment:	14 years	Location:	CAMARILLO, CA

Home town:	Canoga Park
Current & past employers:	American Contract Mfg, Saco MFG Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I am interested funding to purchase some inventory and equipment for a internet business I have been working on and selling some products over the last 2 years. It has been a second source of income for me.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	12
Revolving Credit Balance:	$13,706.00	Public Records On File:	0
Revolving Line Utilization:	45.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a website or additional information about the business we can look at?	Yes, www.thelapdesk.com

Member Payment Dependent Notes Series 359736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359736	$16,000	$16,000	13.36%	1.00%	October 31, 2008	November 8, 2011	November 8, 2012	$12,300

                This series of Notes was issued upon closing and funding of member loan 359736. Member loan 359736 was requested on October 25, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	RHD INC	Debt-to-income ratio:	16.69%
Length of employment:	2 years 8 months	Location:	PHILADELPHIA, PA

Home town:	Philadelphia
Current & past employers:	RHD INC, Compucom Systems Inc
Education:	Penn State

This borrower member posted the following loan description, which has not been verified:

Looking to Consolidate All credit card debt.. Never late on any payments for the past 10+ years. Just want to write one check instead of 10.

A credit bureau reported the following information about this borrower member on October 25, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,516.00	Public Records On File:	0
Revolving Line Utilization:	68.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 359757

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359757	$20,000	$20,000	15.57%	1.00%	October 31, 2008	November 6, 2011	November 6, 2012	$11,275

                This series of Notes was issued upon closing and funding of member loan 359757. Member loan 359757 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	Stanley Associates	Debt-to-income ratio:	12.39%
Length of employment:	2 years 5 months	Location:	Clinton, MD

Home town:	Washington
Current & past employers:	Stanley Associates, HMSHost
Education:

This borrower member posted the following loan description, which has not been verified:

Purpose of loan: This loan will be used as capital towards the purchase of an Edible Arrangements franchise. I have already done all the research on the franchise and it offers an excellent product and terrific franchisee support. Their growth has been exponential over the last four (4) years. To date, none of the franchises have ceased operations. Edible Arrangements has availability to develop a store in Washington, DC or McLean, VA. I am in line for either of the stores, if I can provide proof of $50,000 capital. I have $30,000 of my own funds and need another $20,000 so I can move forward. My financial situation: I am a good candidate for this loan because I am committed to (paying) my obligations. I have always held steady employment. I do not have experience in this particular industry, which is why I chose to move forward with a franchise for that added expertise and support. I have eight years of HR experience, and my daughter, which will manage the day-to-day operations of the Edible Arrangements store, has HR experience and a degree in Business Administration. I will keep my full-time day job. That way I can keep a steady flow of income coming in.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	15
Revolving Credit Balance:	$13,335.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359786	$5,000	$5,000	10.51%	1.00%	October 30, 2008	November 6, 2011	November 6, 2012	$725

                This series of Notes was issued upon closing and funding of member loan 359786. Member loan 359786 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,751 / month
Current employer:	Partners Healthcare	Debt-to-income ratio:	2.40%
Length of employment:	1 year 2 months	Location:	BOSTON, MA

Home town:	Royal Oak
Current & past employers:	Partners Healthcare, Mass General Hospital
Education:	Pennsylvania State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

Looking to consolidate debt into one payment.

A credit bureau reported the following information about this borrower member on October 15, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,411.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359789

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359789	$12,000	$12,000	10.83%	1.00%	October 31, 2008	November 11, 2011	November 11, 2012	$9,000

                This series of Notes was issued upon closing and funding of member loan 359789. Member loan 359789 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,250 / month
Current employer:	UPS-SCS	Debt-to-income ratio:	18.22%
Length of employment:	12 years	Location:	CHARLTON, MA

Home town:
Current & past employers:	UPS-SCS, Marriott
Education:	Quinsigamond Community College

This borrower member posted the following loan description, which has not been verified:

I am looking for a loan to pay off all my credit card debt and just have one monthly payment every month at a lower interest rate then credit card companys. I plan to pay off ALL outstanding debt

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$16,100.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 359905

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359905	$15,000	$15,000	13.04%	1.00%	October 31, 2008	November 6, 2011	November 6, 2012	$10,900

                This series of Notes was issued upon closing and funding of member loan 359905. Member loan 359905 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Paul, Hastings, Janofsky & Walker LLP	Debt-to-income ratio:	12.61%
Length of employment:	8 months	Location:	Los Angeles, CA

Home town:	Glendale
Current & past employers:	Paul, Hastings, Janofsky & Walker LLP
Education:	Harvard Law School, Yale University

This borrower member posted the following loan description, which has not been verified:

My dad doesn't have health insurance and needs to pay for cataract surgery next month. He has no savings and so I'm going to pay for his surgery. Also, I recently learned that I need at least 2-3 root canals (ouch), in addition to several fillings. I'll be using any leftover to pay down a credit card at 19%. Last year, to help my sister out, I transferred all of her credit debt onto my credit cards (via 0% BT offers). This is why my credit score isn't better. I have been very focused and committed to paying down my debt obligations; I live simply; and my job is secure. Thanks everyone!

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,055.00	Public Records On File:	0
Revolving Line Utilization:	72.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 359906

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
359906	$4,000	$4,000	13.04%	1.00%	October 31, 2008	November 6, 2011	November 6, 2012	$1,750

                This series of Notes was issued upon closing and funding of member loan 359906. Member loan 359906 was requested on October 23, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,750 / month
Current employer:	DolGenCorp,Inc	Debt-to-income ratio:	12.80%
Length of employment:	3 years 2 months	Location:	Chester, MD

Home town:	Chester
Current & past employers:	DolGenCorp,Inc
Education:	Anne Arundel Community College, Ashworth University, Vermont College of Norwich Unversity

This borrower member posted the following loan description, which has not been verified:

In July 2007, my brother was murdered. For months after, I kept remembering something he said to me "complete your dreams". Three months later I enrolled in college and was able to complete the last two years of school in 15 months. I am graduating in December with a 3.87 GPA (BA Psychology). Recently I was accepted to a college in Washington D.C. one of the few that are recognized by the APA - My dream is to complete my Master's in Psychology in a year and continue on for my Psy.D. I want to become a license Psychologist. I have been paying off credit cards, I was canceling them, but was told not to, becase this could lower my credit score. So now I pay them off and cut them up. I will also use this loan to cover expenses, not paid for by financial aid and scholarships. Having all my bills consolidated into one monthly payment will help me pay them off faster and allow me to add to my savings for school. Expenses are: $600 mortgage (my brother left me his house) utilities/gas/ electric $400.00 - CC $100.00 ( I apply more than minimum due). I due have a small savings, and a 401 K - I do take my financial obligations seriously and make sure that all are paid before due. I make 33,000 a year plus bonuses. Thank you in advance for looking at this. Any help given will be very appreciated.

A credit bureau reported the following information about this borrower member on October 23, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	23	Months Since Last Delinquency:	12
Revolving Credit Balance:	$6,793.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 360316

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360316	$5,000	$5,000	10.20%	1.00%	November 4, 2008	November 10, 2011	November 10, 2012	$800

                This series of Notes was issued upon closing and funding of member loan 360316. Member loan 360316 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Vie Restaurant	Debt-to-income ratio:	13.08%
Length of employment:	6 years	Location:	CHICAGO, IL

Home town:	Seoul
Current & past employers:	Vie Restaurant
Education:	Cal State Fullerton

This borrower member posted the following loan description, which has not been verified:

Want to consolidate debt

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	714+	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,013.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please describe the balances/interest rates on the debt you are looking to consolidate? Also what is your monthly expenses budget? Thanks!	I would like to consolidate two credit cards with about $3000 on each card and interest rates around 12 to 15 percent. My monthly budget for expenses is around $1500 to $1750

Member Payment Dependent Notes Series 360324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360324	$1,800	$1,800	10.20%	1.00%	October 31, 2008	November 10, 2011	November 10, 2012	$500

                This series of Notes was issued upon closing and funding of member loan 360324. Member loan 360324 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,500 / month
Current employer:	battaglia dist	Debt-to-income ratio:	11.09%
Length of employment:	11 years	Location:	saukvillage, IL

Home town:	Chicago Heights
Current & past employers:	battaglia dist
Education:	2 years of college

This borrower member posted the following loan description, which has not been verified:

I WANT TO REPLACE MY TILE ON MY 2ND BATHROOM

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	49
Revolving Credit Balance:	$3,628.00	Public Records On File:	0
Revolving Line Utilization:	26.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 360334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360334	$8,000	$8,000	12.09%	1.00%	October 31, 2008	November 10, 2011	November 10, 2012	$2,125

                This series of Notes was issued upon closing and funding of member loan 360334. Member loan 360334 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,000 / month
Current employer:	Beal Service Corp	Debt-to-income ratio:	9.87%
Length of employment:	6 years 2 months	Location:	MC KINNEY, TX

Home town:	Dallas
Current & past employers:	Beal Service Corp
Education:

This borrower member posted the following loan description, which has not been verified:

A short term personal loan to cover the negative equity on a car sale, to not roll the negative equity into a new car loan.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	67
Revolving Credit Balance:	$1,077.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is being in the mortgage business make your employment vulnerable?	No. Our bank was inactive during the period when others were over paying for risky mortgages. We are now in a growth mode as we get opportunities to acquire assets at reduced prices.

Member Payment Dependent Notes Series 360380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360380	$22,000	$22,000	13.67%	1.00%	October 31, 2008	November 10, 2011	November 10, 2012	$17,500

                This series of Notes was issued upon closing and funding of member loan 360380. Member loan 360380 was requested on October 27, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,375 / month
Current employer:	Xanterra Parks and Resorts	Debt-to-income ratio:	13.13%
Length of employment:	1 year 6 months	Location:	DENVER, CO

Home town:	Merced
Current & past employers:	Xanterra Parks and Resorts, pricewaterhousecoopers
Education:	University of Maryland-College Park

This borrower member posted the following loan description, which has not been verified:

This loan will be used to consolidate debt. I currently have debts that are spread across several accounts. I?m looking to consolidate them into one monthly payment. I am able to pay the current monthly payments on my accounts. I have a sable job and will be able to make the monthly payments on the loan.

A credit bureau reported the following information about this borrower member on October 27, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,716.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 360493

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
360493	$12,000	$12,000	12.41%	1.00%	October 31, 2008	November 11, 2011	November 11, 2012	$7,000

                This series of Notes was issued upon closing and funding of member loan 360493. Member loan 360493 was requested on October 28, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Apex Technologies Inc	Debt-to-income ratio:	7.40%
Length of employment:	1 year 2 months	Location:	Harrisburg, PA

Home town:
Current & past employers:	Apex Technologies Inc
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to use this money to consolidate my credit card debt.I would pay $7000 to Bank of ameirca and another $3000 to pay of CitiBank.

A credit bureau reported the following information about this borrower member on October 28, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,868.00	Public Records On File:	0
Revolving Line Utilization:	37.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Prospectus Supplement (Sales Report) No. 3 dated November 4, 2008